Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this first amendment, dated April 11, 2013 (the “Amendment No. 1”), to the Schedule 13D, dated April 8, 2013, with respect to the American Depositary Shares, each representing seven Ordinary Shares, par value $0.0001 per share, of 3SBio Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Amendment No. 1. Each of the undersigned agrees to be responsible for the timely filing of the Amendment No. 1, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 11th day of April, 2013.

OrbiMed Advisors LLC

By:	/s/ Samuel D. Isaly
Name: Samuel D. Isaly
Title: Managing Member

OrbiMed Capital LLC

By:	/s/ Samuel D. Isaly
Name: Samuel D. Isaly
Title: Managing Member

By:	/s/ Samuel D. Isaly
Name: Samuel D. Isaly

Schedule 13D	Signature Page